Exhibit 16.1

[Letterhead of Tubbs & Bartnick, P.A.]

April 24, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: NetStaff, Inc., f/k/a MAS Acquisition VIII Corp.

Dear Sir/Madam:

Pursuant to the request of the above-referenced company, we affirm that:

1. We have read the Company's disclosure regarding our firm in Item 4 of its report on Form 8-K to be filed April 25, 2000; and

2.      We agree with the disclosure relating to our firm.

                                                   Sincerely,

                                                   /s/ TUBBS & BARTNICK, P.A.

                                                   TUBBS & BARTNICK, P.A.